Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS RESULTS
FOR FOURTH QUARTER AND YEAR-END 2007

LOUISVILLE, Kentucky (February 18, 2008) – PharMerica Corporation (NYSE: PMC), the second largest institutional pharmacy services company in the United States, today reported the results of its fourth quarter and year ended December 31, 2007.

PharMerica began trading on the New York Stock Exchange under the symbol “PMC” on August 1, 2007.  The Company was created through a combination of the institutional pharmacy businesses of Kindred Healthcare, Inc. (NYSE: KND) and AmerisourceBergen Corporation (NYSE: ABC) (the “Pharmacy Transaction”).  The Company’s results of operations include the year-to-date historical results of Kindred Pharmacy Services, Inc. (“KPS”) and the results of operations of PharMerica Long-Term Care, Inc. (“PharMerica LTC”), beginning on August 1, 2007.

In commenting on the Company’s results for the fourth quarter, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We are pleased with our fourth quarter results of operations.  Our integration and consolidation goals are being met.  Our focus continues to be centered around our top five initiatives of client retention; integrating and consolidating our operations and processes; improving our billing practices; electronic prescribing; and analytical metrics.  Our fourth quarter results have provided solid operational momentum as we enter 2008.”

Fourth-Quarter Results

The Company’s revenues for the fourth quarter ended December 31, 2007, were $492.2 million compared with $169.2 million for the fourth quarter ended December 31, 2006.  The increase of $323.0 million was the result of the Pharmacy Transaction.  The consolidated Adjusted EBITDA for the fourth quarter of 2007 was $22.1 million.  Net income for the fourth quarter of 2007 totaled $2.8 million compared with a net loss of $1.9 million in the fourth quarter of 2006.  Included in this net income for the fourth quarter 2007 was $5.2 million (tax effected $3.6 million) for integration, merger-related costs and other charges.  Diluted earnings per share was $0.09 per share, which includes charges for integration, merger-related costs and other charges of $0.12 per share.  The diluted earnings per share for the fourth quarter of 2006 is not meaningful.

Gross profit for the fourth quarter ended December 31, 2007, was $75.1 million compared with $18.2 million for the fourth quarter of 2006.  Of the $56.9 million increase in gross profit, approximately $47.4 million is related to the Pharmacy Transaction.  Gross profit margin for the fourth quarter of 2007 was 15.3% compared with 10.8% for the fourth quarter 2006.  Licensed beds declined during the fourth quarter of 2007 by 5,134 primarily as a result of nursing facility chains opening their own pharmacies and facilities being closed or otherwise sold.  Selling, general and administrative expenses for the fourth quarter 2007 were $60.2 million compared with the $18.6 million for the fourth quarter 2006.  Of the $41.6 million increase, approximately $38.6 million is a result of the Pharmacy Transaction.  As a percentage of revenues, selling, general and administrative expenses were 12.2% for the fourth quarter 2007 compared with 11.0% for the fourth quarter 2006.  Other increases were due to the cost of being a stand alone public company and other costs related to the integration of the Company’s two institutional pharmacy businesses.  The bad debt expense for the fourth quarter 2007 as a percentage of revenues was 1.1% compared with 0.4% for the fourth quarter of 2006.  Bad debt expense for the fourth quarter of 2007 was favorably impacted by $1.7 million related to the settlement of certain customer accounts receivable.  This amount had been fully reserved prior to the Pharmacy Transaction.  The Adjusted EBITDA margin was 4.5% in the fourth quarter 2007 compared with 0.7% in the fourth quarter 2006.  The integration, merger-related costs and other charges for the fourth quarter 2007 of $5.2 million consisted primarily of costs related to employee severance, facility lease terminations, inventory and asset write-downs.  The total depreciation and amortization expense for the fourth quarter 2007 was $8.8 million compared with $2.5 million for the fourth quarter 2006.  This increase was predominantly attributable to the additional depreciation and amortization expense resulting from the Pharmacy Transaction.  Interest expense, net, for the fourth quarter 2007 was $4.1 million.  The increase in interest expense was a result of the debt incurred in connection with the merging of the Company’s two institutional pharmacy businesses.  The tax rate for the fourth quarter 2007 was 30.0% compared with 38.7% for the fourth quarter 2006.  The decrease in rate was due to the losses incurred in connection with the integration, merger-related costs and other charges and non-deductible permanent differences.

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

Cash flow from operations for the fourth quarter 2007 was $23.2 million compared with $6.2 million for the fourth quarter 2006.  The increase in cash flow was predominantly due to the increase in operations as a result of the Pharmacy Transaction, increases in cash collections on accounts receivable as the Company focuses on collection efforts, and lower federal and state tax payments as a result of the deductible components of the integration, merger-related costs and other charges.  Cash flow used in investing activities of $3.0 million for the fourth quarter 2007 was a result of purchase of equipment and leasehold improvements in connection with the Company’s consolidation and integration efforts and purchases in the normal course of business.  Cash flow used in financing activities of $17.9 million during the fourth quarter of 2007 was the result of a further pay down of long-term debt.  During the fourth quarter 2007, an additional $15.0 million of long-term debt was paid down.

Fiscal Year Results

The Company’s revenues for the year ended December 31, 2007, were $1,217.8 million compared with $652.6 million for the year ended December 31, 2006.  Of the $565.2 million increase, approximately $528.8 million was the result of the Pharmacy Transaction.  The Company’s Adjusted EBITDA for fiscal 2007 was $44.5 million.  The results of operations of PharMerica LTC were included in the Company’s results of operations beginning on August 1, 2007, after the consummation of the Pharmacy Transaction.  Net loss for the year ended December 31, 2007, totaled $24.1 million compared with net income of $12.8 million in 2006.  Included in net loss for fiscal 2007 was $57.7 million (tax effected $37.1 million) for integration, merger-related costs and other charges.  Net income in fiscal 2006 included charges of $2.9 million (tax effected $1.8 million) for integration, merger-related costs and other charges.  Diluted earnings per share for 2007 was a loss of $1.13 per share, which includes charges for integration, merger-related costs and other charges of $1.74 per share.  The diluted earnings per share for fiscal 2006 are not meaningful.

Gross profit for the year ended December 31, 2007, was $173.8 million compared with $94.7 million for the year ended December 31, 2006.  Of the $79.1 million increase in gross profit, approximately $78.3 million related to the Pharmacy Transaction.  Gross profit margin for the year end December 31, 2007, was 14.3% compared with 14.5% for the year ended December 31, 2006.  The decline in gross profit margin was primarily a result of customer mix.  Selling, general and administrative expenses for fiscal 2007 were $141.4 million compared with $67.3 million in fiscal 2006.  As a percentage of revenue selling, general and administrative expenses were 11.6% for fiscal 2007 compared with 10.3% for fiscal 2006.  This was a result of increases in costs associated with being a public company, the additional costs associated with the Pharmacy Transaction and costs incurred as the Company continues the integration and consolidation of its two institutional pharmacy businesses.  The provision for bad debts as a percentage of revenue was 1.3% in fiscal 2007 compared with 1.1% in fiscal 2006.  The Adjusted EBITDA margin was 3.7% for fiscal 2007 compared with 5.0% for fiscal 2006.  The integration, merger-related costs and other charges for fiscal 2007 was $57.7 million.  During the year ended December 31, 2007, the Corporation performed a comprehensive assessment of the allowance for doubtful accounts estimation methodologies and reserve levels in light of its expectations relative to the ultimate collection of its accounts receivable balances.  The Corporation considered recent industry trends, changes in reimbursement sources and procedures, age of receivables and recent collection history.  In connection with the comprehensive assessment of the allowance for doubtful accounts, included in amounts charged to integration, merger-related costs and other charges is a change in accounting estimate to increase the allowance of doubtful accounts by $27.9 million.  Total depreciation and amortization for fiscal 2007 was $20.6 million compared with $8.8 million for fiscal 2006.  The increase is predominantly attributable to the additional depreciation and amortization expense resulting from the Pharmacy Transaction.  Interest expense, net, in fiscal 2007 of $7.2 million is a result of the debt incurred in connection with the Pharmacy Transaction.  The tax rate for the year ended December 31, 2007, was 35.7% compared with a rate of 39.6% for 2006.  The decrease in rate was due to the losses incurred in connection with the integration, merger-related costs and other charges and non-deductible expenditures.

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

Cash flow from operations for fiscal 2007 was $36.3 million compared with $10.0 million for fiscal 2006.  The increase in cash flow from operations was a result of the Pharmacy Transaction, increase in cash collections on accounts receivable due to the Company’s focus on collection efforts, and lower tax payments due to the tax operating losses.  Cash flows used in investing activities during fiscal 2007 of $22.0 million was primarily the result of purchases of equipment and leasehold improvements, predominantly in technology equipment and medical carts, and earn-outs on prior year acquisitions.  The cash flow provided by financing activities in fiscal 2007 of $14.0 million was the result of net contributions from Kindred Healthcare, Inc. prior to the Pharmacy Transaction.

Fiscal 2008 Earnings Guidance

The Company announces its 2008 earnings guidance ranges as follows:

(In millions, except per share data)
Revenues	$1,935.0 – $1,955.1
Adjusted earnings before interest, taxes,
depreciation, amortization, integration and
merger-related costs and expenses	$82.1 – $88.0
Depreciation and amortization expense	$33.0 – $32.0
Interest expense, net	$16.5 – $16.2
Tax rate	42.5% – 41.5%
Net Income	$18.7 – $23.3
Diluted earnings per share	$0.62 – $0.77
Common and common equivalent shares outstanding	30.4 – 30.4
Capital expenditures	$34.0 – $30.0

The fiscal 2008 earnings guidance provided above does not consider any integration, merger-related costs or other charges the Corporation may incur.  The integration, merger-related costs and other charges are expected to approximate $10.0 million.

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

Conference Call

Management will hold a conference call to review the financial results, outlook and related matters on February 19, 2008, at 10:00 a.m. ET.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through March 4, 2008, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 70248561.

About PharMerica

PharMerica Corporation is an institutional pharmacy services company servicing healthcare facilities.  PharMerica is the second largest institutional pharmacy services company in the United States based upon pro forma revenues for PharMerica’s combined businesses for the year ended December 31, 2006.  As of December 31, 2007, PharMerica operated 115 institutional pharmacies in 40 states.  PharMerica’s customers are typically institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term alternative care settings.  PharMerica Corporation generally is the primary source of supply of pharmaceuticals for its customers.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Corporation’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other things, the Corporation’s continued focus on its top five initiatives of client retention, integrating and consolidating the Corporation’s operations and processes, improving the Corporation’s billing practices, electronic prescribing and analytical metrics, the Corporation’s Fiscal 2008 earnings guidance, the information concerning the Corporation’s possible future results of operations, and the continued benefits and synergies to be obtained from the Pharmacy Transaction.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Corporation’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Corporation’s actual results to differ materially from the results referred to in the forward-looking statements we make in this quarterly report include:

•	changes in or the failure to achieve the underlying assumptions and expectations related to the Pharmacy Transaction;
•	availability of financial and other resources to us after the Pharmacy Transaction, including our expectations regarding liquidity and capital resources;
•
The Corporation’s different capital structure as a stand-alone, publicly traded company, including the Corporation’s access to capital, credit ratings, indebtedness and ability to raise additional financings and operate under the terms of the Corporation’s debt obligations;

•	a determination by the IRS that the Pharmacy Transaction should be treated as a taxable transaction, in whole or in part, and any tax liabilities and indemnification obligations related thereto;
•
The Corporation’s ability to operate under the terms of the Tax Matters Agreement, including the covenants and restrictions which limit the Corporation’s discretion in the operation of the Corporation’s business;

•
certain conflicts of interest, including, without limitation, conflicts resulting from continuing relationships with the Corporation’s former parent companies and overlapping directorships between us and the Corporation’s former parent companies;

•	the effects of intense competition in the markets in which we operate;
•	the effects of retaining existing customers and service contracts and ability to attract new customers for growth of the Corporation’s business;
•	the effects of the loss or bankruptcy of or default by a significant customer, supplier or other entity relevant to the Corporation’s operations;

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

•
The Corporation’s ability to implement its business strategy, including, without limitation, the Corporation’s ability to integrate and consolidate the formerly separate institutional pharmacy businesses of the Corporation’s former parent companies, including costs associated with such integration, and resolve any dislocations or inefficiencies in connection with the Pharmacy Transaction;

•
The Corporation’s ability to successfully pursue the Corporation’s development activities and successfully integrate new operations and systems, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations;

•	The Corporation’s ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs and regulatory compliance costs;
•
the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries;

•
changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payors, or the implementation of other measures to reduce the reimbursement for the Corporation’s services or the services of the Corporation’s customers and the impact of Medicare Part D;

•	The Corporation’s ability, and the ability of the Corporation’s customers, to comply with Medicare or Medicaid reimbursement regulations or other applicable laws;
•	further consolidation of managed care organizations and other third party payors;
•	political and economic conditions nationally, regionally and in the markets in which we operate;
•	natural disasters, war, civil unrest, terrorism, fire, floods, earthquakes, hurricanes or other matters beyond the Corporation’s control;
•	elimination of, changes in or the Corporation’s failure to satisfy pharmaceutical manufacturers’ rebate programs;
•
The Corporation’s ability to obtain goods and services provided by its former parent companies under the Transition Services Agreements, IT Services Agreement and Prime Vendor Agreement at comparable prices and on terms as favorable as those obtained under such agreements;

•	The Corporation’s ability to attract and retain key executives, pharmacists and other healthcare personnel;
•
The Corporation’s ability to comply with the terms of its Corporate Integrity Agreement entered into between the Office of Inspection General of the Department of Health and Human Services and PharMerica LTC on March 29, 2005;

•	The Corporation’s ability to ensure and maintain an effective system of internal controls over financial reporting;
•	The Corporation’s risk of loss not covered by insurance;
•	the outcome of litigation to which the Corporation is a party from time to time;
•	changes in accounting rules and standards, audits, compliance with the Sarbanes-Oxley Act and regulatory investigations;
•	changes in market conditions that would result in the impairment of goodwill or other assets of the Corporation;
•	changes in market conditions in which we operate that would influence the value of the Corporation’s stock;
•	changes in volatility of the Corporation’s stock price and the risk of litigation following a decline in the price of the Corporation’s stock price;
•	the adequacy of our facilities to accommodate our anticipated needs;
•	the effects of changes to critical accounting estimates; and
•	other factors, risks and uncertainties referenced in the Corporation’s filings with the Commission.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Corporation’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K to be filed with the SEC and in other reports filed with the SEC by the Corporation.

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except share and per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2007		2006		2007		2006
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues

Revenues	$492.2	100.0%	$169.2	100.0%	$1,217.8	100.0%	$652.6	100.0%

Cost of goods sold	417.1	84.7	151.0	89.2	1,047.1	86.0	557.9	85.5
Effect of change in estimate on cost of goods sold	–	–	–	–	(3.1)	(0.3)	–	–
Total cost of goods sold	417.1	84.7	151.0	89.2	1,044.0	85.7	557.9	85.5

Gross profit	75.1	15.3	18.2	10.8	173.8	14.3	94.7	14.5

Selling, general and administrative expenses	60.2	12.2	18.6	11.0	141.4	11.6	67.3	10.3
Amortization expense	1.6	0.3	0.9	0.5	5.0	0.4	3.4	0.5
Integration, merger-related costs and other charges	5.2	1.1	1.8	1.1	57.7	4.8	2.9	0.4
Operating income (loss)	8.1	1.7	(3.1)	(1.8)	(30.3)	(2.5)	21.1	3.3
Interest expense (income), net	4.1	0.9	–	–	7.2	0.6	(0.1)	–
Income (loss) before income taxes	4.0	0.8	(3.1)	(1.8)	(37.5)	(3.1)	21.2	3.3
Provision (benefit) for income taxes	1.2	0.2	(1.2)	(0.7)	(13.4)	(1.1)	8.4	1.3
Net income (loss)	$2.8	0.6%	$(1.9)	(1.1)%	$(24.1)	(2.0)%	$12.8	2.0%

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Earnings (loss) per common share:
Basic	$0.09	NM	$(1.13)	NM
Diluted	$0.09	NM	$(1.13)	NM
Shares used in computing earnings (loss) per common share:
Basic	30,008,658	NM	21,331,995	NM
Diluted	30,039,137	NM	21,331,995	NM

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions, except share and per share amounts)

	December 31, 2007	December 31, 2006
Current assets:
Cash and cash equivalents	$32.0	$3.7
Accounts receivable, net	213.0	70.4
Inventories	77.9	28.0
Deferred tax assets	27.1	7.5
Prepaids and other assets	19.5	2.9
	369.5	112.5

Equipment and leasehold improvements	87.4	38.7
Accumulated depreciation	(30.0)	(14.3)
	57.4	24.4

Deferred tax assets	58.8	–
Goodwill	111.3	45.2
Intangible assets, net	77.5	38.0
Other	5.6	16.7
	$680.1	$236.8

Current liabilities:
Accounts payable	$51.5	$15.8
Salaries, wages and other compensation	40.5	14.9
Other accrued liabilities	8.9	2.6
	100.9	33.3

Long-term debt	250.0	–
Deferred tax liabilities	–	1.4
Other long term liabilities	15.6	0.2

Commitments and contingencies

Minority interest	4.4	3.6

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized and no shares issued, December 31, 2007 and December 31, 2006	–	–
Common stock, $0.01 par value; 175,000,000 shares authorized; 30,360,612 shares issued and outstanding, December 31, 2007 and $100 par value; 10 shares issued and outstanding, December 31, 2006	0.3	–
Capital in excess of par value	332.9	133.7
Accumulated other comprehensive loss	(2.6)	–
Retained earnings (deficit)	(21.4)	64.6
	309.2	198.3
	$680.1	$236.8

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$2.8	$(1.9)	$(24.1)	$12.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7.2	1.6	15.2	5.4
Amortization	1.6	0.9	5.0	3.4
Provision for bad debt	5.5	0.6	16.2	7.3
Integration, merger-related costs and other charges	0.4	–	35.1	–
Stock-based compensation	0.9	0.4	1.5	0.9
Amortization of deferred financing fees	0.1	–	0.2	–
Deferred income taxes	9.3	(0.6)	(13.4)	(1.6)
Loss (gain) on sale of equipment	(0.8)	–	0.1	0.5
Other	(0.5)	(1.1)	(0.9)	(3.5)
Change in operating assets and liabilities:
Accounts receivable	(1.8)	1.3	(30.1)	(19.9)
Inventories and other assets	1.5	(0.7)	1.1	(4.0)
Prepaids and other assets	4.9	0.7	(3.3)	(0.3)
Accounts payable	(4.2)	4.6	23.1	4.7
Salaries, wages and other compensation	1.8	–	9.3	3.8
Other accrued liabilities	(5.5)	0.4	1.3	0.5
Net cash provided by operating activities	23.2	6.2	36.3	10.0

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(2.2)	(3.1)	(16.7)	(9.9)
Acquisition of pharmacy businesses, net of cash acquired	(0.8)	(3.3)	(5.6)	(11.0)
Capitalized business combination expenditures	–	–	–	(5.3)
Sale of assets	–	–	–	1.5
Other	–	(0.6)	0.3	(0.3)
Net cash used in investing activities	(3.0)	(7.0)	(22.0)	(25.0)

Cash flows from financing activities:
Net contributions from (to) Former Parent	(3.3)	1.0	14.0	12.5
Proceeds from long-term revolving credit facility	–	–	20.0	–
Repayments of long-term revolving credit facility	–	–	(20.0)	–
Proceeds from long-term debt	–	–	275.0	–
Repayments of long-term debt	(15.0)	–	(25.0)	–
Proceeds from spin-co loans	–	–	125.0	–
Repayment of spin-co loans	–	–	(250.0)	–
Payment of debt issuance costs	–	–	(2.0)	–
Dividends	–	–	(125.0)	–
Cash contributions received from minority stockholders	0.4	1.5	2.0	4.8
Net cash provided by (used in) financing activities	(17.9)	2.5	14.0	17.3

Change in cash and cash equivalents	2.3	1.7	28.3	2.3
Cash and cash equivalents at beginning of period	29.7	2.0	3.7	1.4
Cash and cash equivalents at end of period	$32.0	$3.7	$32.0	$3.7

Supplemental information:
Transfers of property and equipment from (to) Former Parent	$–	$–	$4.9	$2.6
Cash paid for interest	$4.5	$–	$5.4	$–
Cash paid for taxes	$0.7	$–	$1.4	$–
Supplemental schedule of investing and financing activities
Acquisitions:
Fair value of assets acquired	$4.7	$–	$438.1	$17.0
Fair value of liabilities assumed or incurred	$4.7	$–	$178.8	$2.5
Stock issued or cash paid	$–	$–	$259.3	$14.5

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net income (loss)	$2.8	$(1.9)	$(24.1)	$12.8
Add:
Interest expense (income), net	4.1	–	7.2	(0.1)
Integration, merger-related costs and other charges	5.2	1.8	57.7	2.9
Provision (benefit) for income taxes	1.2	(1.2)	(13.4)	8.4
Effect of change in estimate on cost of goods sold	–	–	(3.1)	–
Depreciation and amortization expense	8.8	2.5	20.2	8.8
Adjusted EBITDA	$22.1	$1.2	$44.5	$32.8

	Fiscal 2008 Earnings Guidance
Net income	$18.7	To	$23.3
Add:
Interest expense, net	16.5		16.2
Integration, merger-related costs and other charges	–		–
Provision for income taxes	13.9		16.5
Depreciation and amortization expense	33.0		32.0
Adjusted EBITDA	$82.1	To	$88.0

Use of Non-GAAP Measures
PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, the company believes that Adjusted EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with PharMerica’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as this adjusted EBITDA table.  Adjust EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S.  generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PMC Reports Results for Fourth quarter and Year-End 2007

February 18, 2008

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

INTEGRATION, MERGER-RELATED COSTS AND OTHER CHARGES
(Dollars in millions)

The following is a summary of integration, merger-related costs and other charges incurred by PharMerica in the three months ended December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Integration costs and other charges
Allowance for doubtful accounts	$–	$–	$27.9	$–
Professional and advisory fees	1.1	–	1.1	–
General and administrative	0.6	–	0.6	–
Employee costs	0.5	–	0.6	–
Severance costs	0.6	–	1.1	–
Facility costs	2.6	–	2.6	–
	5.4	–	33.9	–
Merger-related costs
Professional and advisory fees	–	1.8	8.0	2.9
General and administrative	–	–	5.4	–
Employee costs	–	–	7.6	–
Severance costs	(0.2)	–	2.0	–
Facility costs	–	–	0.7	–
Other costs	–	–	0.1	–
	(0.2)	1.8	23.8	2.9
Total integration, merger-related costs and other charges	$5.2	$1.8	$57.7	$2.9

REVENUES, COST OF GOODS SOLD AND GROSS PROFIT
(Dollars in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2007		2006		2007		2006
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues
Institutional pharmacy	$478.0	97.1%	$156.3	92.4%	$1,163.0	95.5%	$602.2	92.3%
Hospital management	14.2	2.9	12.9	7.6	54.8	4.5	50.4	7.7
Total revenues	492.2	100.0	169.2	100.0	1,217.8	100.0	652.6	100.0

Cost of goods sold
Institutional pharmacy	406.0	82.5	140.8	83.2	1,000.3	82.1	518.1	79.4
Hospital management	11.1	2.2	10.2	6.0	43.7	3.6	39.8	6.1
Total cost of goods sold	417.1	84.7	151.0	89.2	1,044.0	85.7	557.9	85.5

Gross profit
Institutional pharmacy	72.0	14.7	15.5	9.2	162.7	13.4	84.1	12.9
Hospital management	3.1	0.6	2.7	1.6	11.1	0.9	10.6	1.6
Total gross profit	$75.1	15.3%	$18.2	10.8%	$173.8	14.3%	$94.7	14.5%